                                                             EXHIBIT (h)(iii)(B)

                                                         Dated: December 1, 1995
                                                         Amended: March 15, 2000

                                 SCHEDULE A
                                 ----------

                                    TO THE
                         SUB-ADMINISTRATION AGREEMENT
                                    BETWEEN
                    BISYS FUND SERVICES LIMITED PARTNERSHIP
                                      AND
                               FIFTH THIRD BANK


Name of Fund                                       Compensation
------------                                      -------------
Fifth Third Government Money Market Fund               Annual Rate of up to two and one-half one-hundredths
Fifth Third Prime Money Market Fund                    of one percent (0.025%) of all Funds' average daily net
Fifth Third U.S. Treasury Money Market Fund            assets
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Tax Exempt Money Market Fund
Fifth Third Technology Fund
Fifth Third Ohio Tax Exempt Money Market Fund


FIFTH THIRD FUNDS                            BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP
                                             By: BISYS Fund Services, Inc.,
                                                 General Partner

By: _____________________________     By: ___________________________________

Name: ___________________________     Name: _________________________________

Title: __________________________     Title: ________________________________